Exhibit 99
[Logo]

FOR IMMEDIATE RELEASE	NEWS
May 11, 2006	Amex – NGS
NATURAL GAS SERVICES GROUP, INC. ANNOUNCES AN 89% INCREASE IN NET INCOME AND A 55% INCREASE IN DILUTED EARNINGS PER SHARE
23% Increase in Total Revenues for the Three Months to $13.6 Million
55% Increase in Rental Revenues for the Three Months to $5.3 Million
66% Increase in Operating Income for the Three Months to $1.7 Million
MIDLAND, Texas, May 11, 2006 – Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of gas compression equipment and services to the natural gas industry, announces its financial results for the first quarter ended March 31, 2006.
Natural Gas Services Group, Inc.

(in thousands of dollars,	First	First
except per share amounts)	Quarter	Quarter	Change
	2005	2006
	(unaudited)

Total Revenues	$11,041	$13,578	23%
Operating income	$1,837	$3,053	66%
Net income	$898	$1,696	89%
EPS (Basic)	$0.13	$0.18	38%
EPS (Diluted)	$0.11	$0.17	55%
EBITDA	$2,799	$4,460	59%
Weighted avg. shares outstanding:
Basic	6,728	9,664
Diluted	7,827	9,860
Revenue
Total revenue increased from $11.0 million to $13.6 million, or 23%, for the three months ended March 31, 2006, when compared to the same period ended March 31, 2005. This increase was primarily due to continued quarterly growth in our compression rental revenues, which increased 55%, and a 12% increase in sales revenues.

Operating Income
Operating income increased 66% from $1.8 million to $3.1 million for the three months ended March 31, 2006, compared to the same period ended March 31, 2005. This growth was driven by a continuing, planned shift in our revenue mix towards higher margin compressor rentals, a strong quarter of higher margins for our compressor sales business and a decrease in sales, general and administrative costs as a percentage of revenue.
Net Income
Net income increased 89% to $1.7 million for the first quarter ended March 31, 2006, when compared to net income of $898 thousand for the same period in 2005. This significant increase is the cumulative result of higher total revenues, higher sales margins and a smaller net interest expense. The interest paid in the first quarter of 2006 was higher than the comparable quarter in 2005 due to higher loan balances from increased bank borrowings for capital equipment, but was offset by investment returns from our higher cash balance due to proceeds from our first quarter secondary common stock offering.
EBITDA
EBITDA (see discussion of EBITDA at the end of this release) is a non-GAAP measure common to our industry that provides a comparative metric for operating results, increased 59% to approximately $4.5 million for the first quarter ended March 31, 2006, versus $2.8 million for the same period in 2005. As a percentage of total revenue, EBITDA increased from 25% in the first quarter of 2005 to 33% for the comparative 2006 quarter.
Earnings per Share
Earnings per diluted common share increased 55% from $0.11 in the first quarter of 2005 to $0.17 for the same quarter of 2006. This per share increase was achieved despite a 26% increase in common diluted shares outstanding, from approximately 7.8 million shares to 9.9 shares for the respective first quarters of 2005 and 2006.
In a registered secondary offering that closed in March, 2006, the Company issued an additional 2,895,500 common shares. The offering netted NGS over $47 million in cash proceeds. $5 million of these proceeds have been used to reduce outstanding bank debt with the remaining to be invested in additional rental compression and support equipment throughout 2006 and 2007. In addition to providing funds for the aforementioned uses, the offering significantly improves our debt ratios, preserves our borrowing capacity and allows the Company to pursue additional opportunities as they present themselves.
Stephen Taylor, President and CEO of Natural Gas Services Group, Inc. said, “Our excellent results from the top line to the bottom line this quarter demonstrate continued strength in our compressor sales and core rental businesses. Our rental revenues have set another quarterly record and our order backlog for custom-fabricated units continues to be very strong, stretching into 2007. These results confirm the solid foundation of our business and, with this being the first full year with the SCS acquisition under our belt, the very successful integration of SCS into the Company.”
The Company has scheduled a conference call Thursday, May 11, 2006 at 3:15 PM Central Standard Time to discuss 2006 First Quarter Financial Results.
What: Natural Gas Services Group, Inc. 2006 First Quarter Financial Results Conference Call
When: May 11, 2006 at 3:15 PM Central Standard Time
How: Live via phone by dialing 800-624-7038. Code: Natural Gas Services. Participants to the Conference call should call in at least 5 minutes prior to the start time.

Stephen Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing first quarter financial results.
About Natural Gas Services Group, Inc. (NGS)
NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates, rents and maintains natural gas compressors that enhance the production of natural gas wells. The Company also designs and sells custom fabricated natural gas compressors to particular customer specifications and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, Texas with manufacturing facilities located in Tulsa, Oklahoma, Lewiston, Michigan and Midland, Texas and service facilities located in major gas producing basins in the U.S.

For More Information, Contact:	Jim Drewitz, Investor Relations
972-355-6070
jdrewitz@comcast.net
Or visit the Company’s website at www.ngsgi.com

“EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization. EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”), and should not be considered a substitute for other financial measures of performance. EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of EBITDA to net income is as follows:

	Three months ended
(in thousands of dollars)	March 31,
	2005	2006
EBITDA	$2,799	$4,460
Adjustments to reconcile EBITDA to net income:
Amortization and depreciation	(951)	(1,267)
Interest expense	(422)	(500)
Provision for income taxes	(528)	(997)

Net income	$898	$1,696

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

NATURAL GAS SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	December 31, 2005	March 31, 2006
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,271	$42,381
Accounts receivable – trade, net of allowance	6,192	6,126
Inventory, net	14,723	18,532
Prepaid expenses	456	274

Total current assets	24,642	67,313

Rental equipment, net of accumulated depreciation of $7,598 and $8,459, respectively	41,201	44,975
Other property, plant and equipment, net of depreciation of $2,458 and $2,777, respectively	6,424	6,615
Goodwill, net of accumulated amortization $325	10,039	10,039
Intangibles, net of accumulated amortization of $326 and $374, respectively	3,978	3,896
Other assets	85	77

Total Assets	$86,369	$132,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long term debt	$5,680	$4,557
Bank line of credit	300	1,034
Accounts payable and accrued liabilities	5,124	8,514
Unearned income	103	66

Total current liabilities	11,207	14,171

Long term debt, less current portion	20,225	15,539
Subordinated notes, less current portion	2,000	1,000
Deferred income tax payable	7,247	7,487

Total liabilities	40,679	38,197
Stockholders Equity:
Common stock	90	119
Paid in capital	34,667	81,970
Retained earnings	10,933	12,629

Stockholders’ Equity	45,690	94,718

Total Liabilities and Stockholders’ Equity	$86,369	$132,915

NATURAL GAS SERVICES GROUP, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands of dollars, except earnings per share)
(unaudited)

	Three months ended March 31,
	2005	2006
Revenue:
Sales	$7,146	$7,993
Service and maintenance income	464	278
Rental income	3,431	5,307

Total revenue	11,041	13,578

Operating costs and expenses:
Cost of sales, exclusive of depreciation shown separately below	5,622	5,719
Cost of service and maintenance, exclusive of depreciation shown separately below	290	191
Cost of rentals, exclusive of depreciation shown separately below	1,208	2,080
Selling expense	229	302
General and administrative expense	904	966
Depreciation and amortization	951	1,267

Total operating costs and expenses	9,204	10,525

Operating income	1,837	3,053

Other income (expense):
Interest expense	(422)	(500)
Other	11	140

Total other income (expense)	(411)	(360)

Income before income taxes	1,426	2,693
Provision for income taxes	528	997

Net income	898	1,696

Earnings per share:
Basic	$0.13	$0.18
Diluted	$0.11	$0.17
Weighted average shares:
Basic	6,728	9,664
Diluted	7,827	9,860

NATURAL GAS SERVICES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)

	Three Months Ended March 31,
	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$898	$1,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	951	1,267
Deferred taxes	528	997
Income taxes paid	—	(163)
Employee stock options expensed	—	73
Amortization of debt issuance costs	17	—
Gain on disposal of assets	(46)	—
Changes in current assets and liabilities:
Trade and other receivables	1,343	66
Inventory and work in progress	(1,597)	(3,809)
Prepaid expenses and other	(31)	182
Accounts payable and accrued liabilities	830	2,797
Deferred income	(227)	(37)
Other assets	298	2

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,964	3,071

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,668)	(5,145)
Assets acquired, net of cash	(7,553)	—
Proceeds from sale of property and equipment	180	—

NET CASH USED IN INVESTING ACTIVITIES	(12,041)	(5,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from bank loans	13,469	—
Net proceeds from bank line of credit	—	734
Repayments of long term debt	(4,015)	(6,809)
Proceeds exercise of stock options and warrants	309	83
Proceeds from sale of stock, net of transaction costs	—	47,176

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,763	41,184

NET CHANGE IN CASH	686	39,110
CASH AT BEGINNING OF PERIOD	685	3,271

CASH AT END OF PERIOD	$1,371	$42,381

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$378	$456
Income taxes paid	$—	$163
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired for issuance of subordinated debt	3,000	—
Assets acquired for issuance of common stock	5,120	—